                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Paramount Acquisition Corp. (the
"Company") on Form 10-QSB for the period ending June 30, 2006 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, I J. Jay
Lobell, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C.
Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:  /s/ J. Jay Lobell                                    Dated: August 15, 2006
     -----------------
         J. Jay Lobell
         Chief Executive Officer and Secretary
         (Principal Executive and Financial and Accounting Officer)